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                                   EXHIBIT 21
                             AS OF DECEMBER 31, 2002

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
                                                       STATE
               COMPANY                                   OF
                NAME                                 FORMATION
RAIT General, Inc.                                    Maryland

RAIT Limited, Inc.                                    Maryland

RAIT Partnership, L.P.                                Delaware

6006 Executive Boulevard, LLC                         Maryland

DP Associates, LLC                                    Maryland

Fieldstone Apartments, LLC                            Maryland

OSEB GP, Inc.                                         Delaware

RAIT Abbotts GP, Inc.                                 Delaware

RAIT Abbotts Limited Partnership                      Delaware

RAIT Antigua Bay Manager, Inc.                        Delaware

RAIT Bayside Manager, Inc.                            Delaware

RAIT C Street Manager, Inc.                           Delaware

RAIT C Street Manager II, Inc.                        Delaware

RAIT Capital Corp. d/b/a Pinnacle Capital Group       Delaware

RAIT Enterprises, LLC                                 Delaware

RAIT Executive Boulevard, LLC                         Delaware

RAIT Executive Mews Manager I, Inc.                   Delaware

RAIT Executive Mews Manager II, Inc.                  Delaware

RAIT Executive Mews Manager III, Inc.                 Delaware

RAIT Fieldstone, LLC                                  Delaware

RAIT Firehouse, LLC                                   Delaware

RAIT Highland Club, Inc.                              Delaware

RAIT Highland Club, LLC                               Delaware

RAIT Lincoln Court, LLC                               Delaware

RAIT Montego Bay Manager, Inc.                        Delaware

RAIT Rittenhouse Manager Inc.                         Delaware

RAIT Rohrerstown, L.P.                                Pennsylvania

RAIT SLH, Inc.                                        Pennsylvania

RAIT SLH, L.P.                                        Pennsylvania

RAIT Sabel Key Manager, Inc.                          Delaware

RAIT St. Ives Manager, Inc.                           Delaware

RAIT Venetian Bridges, LLC                            Delaware

RAIT Ventures, LLC                                    Delaware

REM-Cherry Hill, LLC                                  New Jersey

REM-Willow Grove, Inc.                                Pennsylvania

REM-Willow Grove, L.P.                                Pennsylvania

St. Ives GP, LLC                                      Delaware

St. Ives Owner, L.P.                                  Pennsylvania

Venetian Bridges, LLC                                 Delaware
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